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                                                                   Exhibit 10.20

                       SECOND AMENDMENT TO LEASE AGREEMENT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into as of this 25th day of October, 1999, by and between McCormick Place, L.L.C., an Arizona limited liability company ("Landlord"), and VistaCare, Inc. a Delaware corporation ("Tenant").

1.    RECITALS

      1.1 Landlord and Tenant entered into a Lease Agreement dated April 12, 1999 which was modified by First Amendment to Lease Agreement dated August 31, 1999 (the "Lease"), wherein Landlord leased to Tenant the Third Floor with 25,774 rentable square feet at 8125 North Hayden Road, Scottsdale, Arizona, 85258 (the "Premises"). The Lease Agreement, as amended, is hereinafter referred to as the "Lease".

      1.2 By this Second Amendment to Lease Agreement, the parties desire to further amend the Lease on the terms and conditions hereafter set forth.

      1.3 Except as specifically defined in this Amendment, all capitalized terms shall have the same meaning as set forth in the Lease.

      NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, state, confirm and agree as follows:

2.    AGREEMENT

      2.1   Article 13 Use of Premises/Rules and Regulation modified by:

            (a) deleting all of Section 13.5 and inserting the following in lieu thereof: "13.5 Sections 13.3(d) and 14(b) of the Lease notwithstanding, Landlord agrees Tenant may install a sign consisting of the lettering "VistaCare", using Tenant's style and logo, on the building facade, at Tenant's sole
                  cost, as shown on Exhibit "F-1", with letters not larger
                  than thirty inches (30"). Interior lobby signage directing visitors to the Tenant on the third floor shall be as shown on Exhibit "F-2" or as otherwise reasonably approved by Landlord and Tenant. Tenant's cost for its
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                  exterior and interior signs and installation may, at Tenant's election be paid out of the Leasehold Improvement Allowance. Tenant may change its signs to reflect any change in Tenant's name or identity. Tenant's sign design and installation, and any changes in Tenant's exterior sign, shall be subject to Landlord's reasonable approval and exterior signs shall also be subject to approval by McCormick Ranch Property Owners' Association. Tenant's sign or lettering shall comply with all ordinances, regulations and orders of the City of Scottsdale, Arizona ("City"). Landlord makes no warranty as to approval of Tenant's sign by the City and denial of a sign permit by the City shall impose no additional obligations upon Landlord. Tenant's sign shall be removed upon Tenant's vacation of the Premises for a period of twelve months with or without termination of the Lease or acceptance of the Premises by Landlord, but may be reinstalled upon Tenant (or its successor) resuming occupancy of the Third floor Premises.

      2.2 Exhibits "F-1" and "F-2" attached hereto are added as part of the Lease.

      2.3 As amended herein, all of the terms and conditions of the Lease are hereby ratified and confirmed in their entirety.

      IN WITNESS WHEREOF, the parties, have executed this Amendment as of the date first written above.

LANDLORD:

MCCORMICK PLACE, L.L.C.

An Arizona limited liability company

BY: /s/ Robert G. Mayfield
       _________________________

         Robert G. Mayfield

         Its: Member
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TENANT:

VistaCare, Inc.

A Delaware corporation

BY: /s/ David Daucher
       _________________________

Its: CFO